UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2012

QSGI INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32620 (Commission File Number)	13-2599131 (IRS Employer Identification Number)

400 Royal Palm Way, Palm Beach, FL 33480 (Address of Principal Executive Office)

Registrant’s telephone number, including area code: (561) 629-5713

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 9, 2012 QSGI Green, Inc (the Company), a wholly-owned subsidiary of QSGI, Inc., was notified that Moshe Schneider and Avner Harel resigned from their employment positions at the Company.  According to the notification although they had continued to perform work for the Company from March 31 until April 3, 2012, their resignation was effective as of March 31, 2012.

Moshe Schneider and Avner Harel remain subject to a Non-Competition, Non-Solicitation and Trade Secret agreement (the Agreement) with the Company executed in conjunction with and contemporaneous to the Asset Purchase Agreement dated September 21, 2011 between The Gasket Guy, Inc. and the Company.  A provision of the Agreement defines a "Competing Business", and provides that for two years following the end of their employment, Schneider and Harel will not directly or indirectly compete with the Company.  The Company currently intends to enforce full compliance with the Agreement.

The salient sections of the Agreement are attached in Exhibit 1.

ITEM 9.01	Financial Statements and Exhibits
Exhibit Number	Description
1.	Excerpt from Non-Competition, Non-Solicitation and Trade Secret Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QSGI INC.

Date: April 12, 2012	By:	/S/ Marc Sherman
Marc Sherman
Chairman of the Board